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Exhibit 15.1

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of The Home Depot, Inc.:

        We acknowledge our awareness of the incorporation by reference of our report dated May 17, 2004, included within the Quarterly Report on Form 10-Q of The Home Depot, Inc. for the quarter ended May 2, 2004, in the following Registration Statements:

DESCRIPTION	REGISTRATION STATEMENT NUMBER
Form S-3
DepotDirect stock purchase program	333-03497
DepotDirect stock purchase program	333-81485
Form S-8
The Home Depot, Inc. Amended and Restated 1981 Incentive Stock Option Plan	33-22299
The Home Depot, Inc. Employee Stock Purchase Plan	33-22531
The Home Depot, Inc. 1991 Omnibus Stock Option Plan	33-46476
The Home Depot, Inc. Non-U.S. Employee Stock Purchase Plan	033-58807
The Home Depot Futurebuilder	333-01385
The Home Depot, Inc. Employee Stock Purchase Plan	333-16695
The Maintenance Warehouse Futurebuilder	333-91943
The Home Depot Futurebuilder	333-85759
The Home Depot, Inc. 1997 Omnibus Stock Incentive Plan	333-61733
The Home Depot Futurebuilder for Puerto Rico	333-56207
The Home Depot Canada Registered Retirement Savings Plan	333-38946
The Home Depot, Inc. Restated and Amended Employee Stock Purchase Plan	333-56724
The Home Depot, Inc. Restated and Amended Employee Stock Purchase Plan	333-110423
The Home Depot, Inc. Non-Qualified Stock Option and Deferred Stock Units Plan and Agreement	333-56722
The Home Depot, Inc. Deferred Stock Units Plan and Agreement	333-62316
The Home Depot, Inc. Deferred Stock Units Plan and Agreement	333-62318
The Home Depot, Inc. Deferred Stock Units Plan and Agreement	333-72016

        Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ KPMG LLP KPMG LLP Atlanta, Georgia June 3, 2004

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ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM